Exhibit 4.1

Execution Version

WENDY’S FUNDING, LLC,

as Master Issuer,

and

CITIBANK, N.A.,

as Trustee and Series 2020-1 Securities Intermediary

SERIES 2020-1 SUPPLEMENT

Dated as of June 17, 2020

to

BASE INDENTURE

Dated as of June 1, 2015

$100,000,000 Series 2020-1 Variable Funding Senior Notes, Class A-1

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Section 5.11	1934 Act	15
Section 5.12	Electronic Signatures and Transmission	15

ANNEXES

Annex A	Series 2020-1 Supplemental Definitions List

EXHIBITS

Exhibit A:	Form of Series 2020-1 Class A-1 Note
Exhibit B:	Form of Transferee Certificate
Exhibit C:	Form of Quarterly Noteholders’ Report
Exhibit D:	Form of Voluntary Decrease Notice
Exhibit E:	Form of Confirmation of Registration

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SERIES 2020-1 SUPPLEMENT, dated as of June 17, 2020 (this “Series Supplement”), by and between WENDY’S FUNDING, LLC, a Delaware limited liability company (the “Master Issuer”) and CITIBANK, N.A., a national banking association, as trustee (in such capacity, the “Trustee”) and as Series 2020-1 Securities Intermediary, to the Base Indenture, dated as of June 1, 2015, by and between the Master Issuer and CITIBANK, N.A., as Trustee and as Securities Intermediary (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2 and 13.1 of the Base Indenture provide, among other things, that the Master Issuer and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes (as defined in Annex A of the Base Indenture) upon satisfaction of the conditions set forth therein; and

WHEREAS, all such conditions have been met for the issuance of the Series of Notes authorized hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Series Supplement, and such Series of Notes shall be designated as Series 2020-1 Notes. On the Series 2020-1 Closing Date, one Class of Series 2020-1 Variable Funding Senior Notes, Class A-1 shall be issued (as referred to herein, the “Series 2020-1 Class A-1 Notes” or the “Series 2020-1 Notes”). For purposes of the Base Indenture, the Series 2020-1 Class A-1 Notes shall be deemed to be “Senior Notes”.

ARTICLE I

DEFINITIONS

All capitalized terms used herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Series 2020-1 Supplemental Definitions List attached hereto as Annex A (the “Series 2020-1 Supplemental Definitions List”) as such Series 2020-1 Supplemental Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof. All capitalized terms not otherwise defined therein shall have the meanings assigned thereto in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto, as such Base Indenture Definitions List may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture. Unless otherwise specified herein, all Article, Exhibit, Section or Subsection references herein shall refer to Articles, Exhibits, Sections or Subsections of the Base Indenture or this Series Supplement (as indicated herein). Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2020-1 Notes and not to any other Series of Notes issued by the Master Issuer.

ARTICLE II

INITIAL ISSUANCE, INCREASES AND DECREASES OF

SERIES 2020-1 CLASS A-1 OUTSTANDING PRINCIPAL AMOUNT

Section 2.1    Procedures for Issuing and Increasing the Series 2020-1 Class A-1 Outstanding Principal Amount. Subject to satisfaction of the conditions precedent to the making of Series 2020-1 Class A-1 Advances set forth in the Series 2020-1 Class A-1 Note Purchase Agreement, (i) on the Series 2020-1 Closing Date, the Master Issuer may cause the Series 2020-1 Class A-1 Initial Advance Principal Amount to become outstanding by drawing ratably, at par, the initial principal amounts of the Series 2020-1 Class A-1 Notes corresponding to the aggregate amount of the Series 2020-1 Class A-1 Advances made on the Series 2020-1 Closing Date (the “Series 2020-1 Class A-1 Initial Advance”) and (ii) on any Business Day during the Series 2020-1 Class A-1 Commitment Term that does not occur during a Cash Trapping Period, the Master Issuer may increase the Series 2020-1 Class A-1 Outstanding Principal Amount (such increase referred to as an “Increase”), by drawing ratably (or as otherwise set forth in the Series 2020-1 Class A-1 Note Purchase Agreement), at par, additional principal amounts on the Series 2020-1 Class A-1 Notes corresponding to the aggregate amount of the Series 2020-1 Class A-1 Advances made on such Business Day; provided that at no time may the Series 2020-1 Class A-1 Outstanding Principal Amount exceed the Series 2020-1 Class A-1 Notes Maximum Principal Amount. The Series 2020-1 Class A-1 Initial Advance and each Increase shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Series 2020-1 Class A-1 Note Purchase Agreement and shall be ratably (except as otherwise set forth in the Series 2020-1 Class A-1 Note Purchase Agreement) allocated among the Series 2020-1 Class A-1 Noteholders as provided therein. Proceeds from the Series 2020-1 Class A-1 Initial Advance and each Increase shall be paid as directed by the Master Issuer in the applicable Series 2020-1 Class A-1 Advance Request or as otherwise set forth in the Series 2020-1 Class A-1 Note Purchase Agreement. Upon receipt of written notice from the Master Issuer or the Series 2020-1 Class A-1 Administrative Agent of the Series 2020-1 Class A-1 Initial Advance and any Increase, the Trustee shall indicate in its books and records the amount of the Series 2020-1 Class A-1 Initial Advance or such Increase, as applicable.

Section 2.2    Procedures for Decreasing the Series 2020-1 Class A-1 Outstanding Principal Amount.

(a)    Mandatory Decrease. Whenever a Series 2020-1 Class A-1 Excess Principal Event shall have occurred, then, on or before 10:00 a.m. (Eastern time) on the fourth Business Day immediately following the date on which the Manager or the Master Issuer obtains knowledge of such Series 2020-1 Class A-1 Excess Principal Event, the Master Issuer shall deposit in the Series 2020-1 Class A-1 Distribution Account the amount of funds referred to in the next sentence and shall direct the Trustee in writing to distribute such funds in accordance with the Class A-1 Order of Distribution. Such written direction of the Master Issuer shall include a report that will provide for the distribution of (i) funds sufficient to decrease the Series 2020-1 Class A-1 Outstanding Principal Amount by the lesser of (x) the amount necessary, so that after giving effect to such decrease of the Series 2020-1 Class A-1 Outstanding Principal Amount on such date, no such Series 2020-1 Class A-1 Excess Principal Event shall exist and (y) the amount that would decrease the Series 2020-1 Class A-1 Outstanding Principal Amount

to zero (each decrease of the Series 2020-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(a), or any other required payment of principal in respect of the Series 2020-1 Class A-1 Notes pursuant to Section 3.6 of this Series Supplement, a “Mandatory Decrease”), plus (ii) any associated Series 2020-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2020-1 Class A-1 Note Purchase Agreement). Such Mandatory Decrease shall be allocated among the Series 2020-1 Class A-1 Noteholders in accordance with the Class A-1 Order of Distribution. Upon obtaining knowledge of such a Series 2020-1 Class A-1 Excess Principal Event, the Master Issuer promptly, but in any event within two (2) Business Days, shall deliver written notice (which may be given by e-mail of a .pdf or similar file) of the need for any such Mandatory Decreases to the Trustee and the Series 2020-1 Class A-1 Administrative Agent. In connection with any Mandatory Decrease, the Master Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(b)    Voluntary Decrease. On any Business Day, the Master Issuer may decrease the Series 2020-1 Class A-1 Outstanding Principal Amount (each such decrease of the Series 2020-1 Class A-1 Outstanding Principal Amount pursuant to this Section 2.2(b), a “Voluntary Decrease”) by depositing in the Series 2020-1 Class A-1 Distribution Account not later than 10:00 a.m. (Eastern time) on the date specified as the decrease date in the prior written notice referred to below and providing a written report to the Trustee directing the Trustee to distribute in accordance with the Class A-1 Order of Distribution (i) an amount (subject to the last sentence of this Section 2.2(b)) up to the Series 2020-1 Class A-1 Outstanding Principal Amount equal to the amount of such Voluntary Decrease, plus (ii) any associated Series 2020-1 Class A-1 Breakage Amounts incurred as a result of such decrease (calculated in accordance with the Series 2020-1 Class A-1 Note Purchase Agreement); provided that to the extent the deposit into the Series 2020-1 Class A-1 Distribution Account described above is made after 3:00 p.m. (Eastern time) on any Business Day, the same shall be deemed to be deposited on the following Business Day; provided, further, that (x) in the case of Eurodollar Advances or CP Advances, the Master Issuer shall provide written notice no later than 12:00 p.m. (Eastern time) at least three (3) Business Days prior to such Voluntary Decrease and (y) in the case of Base Rate Advances, the Master Issuer (or the Manager on its behalf) shall provide written notice no later than 12:00 p.m. (Eastern time) at least one (1) Business Day prior to such Voluntary Decrease, in each case to each Series 2020-1 Class A-1 Investor and the Series 2020-1 Class A-1 Administrative Agent; provided, further, that the Master Issuer shall provide written notice to the Trustee substantially in the form of Exhibit D of any Voluntary Decrease no later than 12:00 p.m. (Eastern time) at least one (1) Business Day prior to such Voluntary Decrease. Each such Voluntary Decrease shall be in a minimum principal amount as provided in the Series 2020-1 Class A-1 Note Purchase Agreement. In connection with any Voluntary Decrease, the Master Issuer shall reimburse the Trustee, the Servicer and the Manager, as applicable, for any unreimbursed Advances and Manager Advances (in each case, with interest thereon at the Advance Interest Rate).

(c)    The Trustee shall indicate in its books and records any reduction in the Series 2020-1 Class A-1 Commitments.

ARTICLE III

SERIES 2020-1 ALLOCATIONS; PAYMENTS

With respect to the Series 2020-1 Notes only, the following shall apply:

Section 3.1    [Reserved].

Section 3.2    Weekly Allocation Date Applications; Quarterly Payment Date Applications. On each Weekly Allocation Date, the Master Issuer (or the Manager on its behalf) shall instruct the Trustee in writing to allocate from the Collection Account all amounts relating to the Series 2020-1 Notes pursuant to, and to the extent that funds are available therefor in accordance with the provisions of, the Priority of Payments.

Section 3.3    Certain Distributions from the Series 2020-1 Distribution Account and the Collection Account. On each Quarterly Payment Date commencing on the Quarterly Payment Date in September 2020, based solely upon the most recent Quarterly Noteholders’ Report, and in the order of priority of such amounts set forth in the Priority of Payments, the Trustee shall, in accordance with Section 6.1 of the Base Indenture, remit to the Series 2020-1 Class A-1 Noteholders from the Series 2020-1 Class A-1 Distribution Account, in accordance with the Class A-1 Order of Distribution, the amounts deposited in the Series 2020-1 Class A-1 Distribution Account in accordance with the Base Indenture for the payment of interest, fees, principal (to the extent applicable) and other amounts in respect of the Series 2020-1 Class A-1 Notes on such Quarterly Payment Date. On each Weekly Allocation Date the Trustee shall withdraw from the Collection Account amounts required to be paid to the Series 2020-1 Class A-1 Administrative Agent pursuant to the Priority of Payments and remit such amounts to the Series 2020-1 Class A-1 Administrative Agent in accordance with the terms of the Indenture.

Section 3.4    Series 2020-1 Class A-1 Interest and Certain Fees.

(a)     Series 2020-1 Class A-1 Notes Interest. From and after the Series 2020-1 Closing Date, the applicable portions of the Series 2020-1 Class A-1 Outstanding Principal Amount will accrue interest at the Series 2020-1 Class A-1 Note Rate. Such accrued interest will be due and payable in arrears on each Quarterly Payment Date from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on the Quarterly Payment Date in September 2020; provided that in any event all accrued but unpaid interest shall be paid in full on the Series 2020-1 Legal Final Maturity Date, on any Series 2020-1 Prepayment Date with respect to a prepayment in full of the Series 2020-1 Class A-1 Notes or on any other day on which all of the Series 2020-1 Class A-1 Outstanding Principal Amount is required to be paid in full. To the extent any such amount is not paid on a Quarterly Payment Date when due, such unpaid amount (net of all Debt Service Advances with respect thereto, a “Class A-1 Quarterly Interest Shortfall Amount”) will accrue interest at the Series 2020-1 Class A-1 Note Rate.

(b)     Undrawn Commitment Fees. From and after the Series 2020-1 Closing Date, Undrawn Commitment Fees will accrue as provided in the Series 2020-1 Class A-1 Note Purchase Agreement. Such accrued fees will be due and payable in arrears on each Quarterly

Payment Date, from amounts that are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, commencing on the Quarterly Payment Date in September 2020. To the extent any such amount is not paid on a Quarterly Payment Date when due (a “Series 2020-1 Class A-1 Quarterly Commitment Fees Shortfall Amount”), such unpaid amount will accrue interest at the Series 2020-1 Class A-1 Note Rate.

(c)     Series 2020-1 Class A-1 Post-ARD Contingent Interest. Following a Series 2020-1 Class A-1 Notes Amortization Event additional interest will accrue on the Series 2020-1 Class A-1 Outstanding Principal Amount at a rate equal to 5.00% per annum (the “Series 2020-1 Class A-1 Post-ARD Contingent Interest Rate”), calculated in accordance with Section 3.01(f) of the Series 2020-1 Class A-1 Note Purchase Agreement, in addition to the regular interest that will continue to accrue at the Series 2020-1 Class A-1 Note Rate. Any Series 2020-1 Class A-1 Post-ARD Contingent Interest Amount will be due and payable on any applicable Quarterly Payment Date, as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so made available, and failure to pay any Series 2020-1 Class A-1 Post-ARD Contingent Interest Amount in excess of available amounts in accordance with the foregoing will not be an Event of Default and interest will not accrue on any unpaid portion thereof.

(d)     Series 2020-1 Class A-1 Initial Interest Accrual Period. The initial Interest Accrual Period for the Series 2020-1 Class A-1 Notes shall commence on the Series 2020-1 Closing Date and end on (but exclude) June 29, 2020.

Section 3.5    [Reserved].

Section 3.6    Payment of Series 2020-1 Note Principal.

(a)     Series 2020-1 Notes Principal Payment at Legal Maturity. The Series 2020-1 Outstanding Principal Amount shall be due and payable on the Series 2020-1 Legal Final Maturity Date. The Series 2020-1 Outstanding Principal Amount is not prepayable, in whole or in part, except as set forth in this Section 3.6 and in Section 2.2 of this Series Supplement.

(b)     Series 2020-1 Anticipated Repayment Date. The Series 2020-1 Anticipated Repayment Date will be the Quarterly Payment Date occurring in June 2023 (the “Series 2020-1 Anticipated Repayment Date”).

(c)     [Reserved].

(d)     Series 2020-1 Notes Mandatory Payments of Principal.

(i)     During any Rapid Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2020-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be ratably allocated among the Series 2020-1 Noteholders in accordance with the Class A-1 Order of Distribution.

(ii)     During any Series 2020-1 Class A-1 Notes Amortization Period, principal payments shall be due and payable on each Quarterly Payment Date on the Series 2020-1 Class A-1 Notes as and when amounts are made available for payment thereof (i) on any related Weekly Allocation Date in accordance with the Priority of Payments and (ii) on such Quarterly Payment Date in accordance with Section 5.12 of the Base Indenture, in the amount so available. Such payments shall be allocated among the Series 2020-1 Class A-1 Noteholders, in accordance with the Class A-1 Order of Distribution.

(e)    [Reserved].

(f)    [Reserved].

(g)    [Reserved].

(h)    Series 2020-1 Prepayments. On each Series 2020-1 Prepayment Date with respect to any Series 2020-1 Prepayment, the Series 2020-1 Prepayment Amount and any associated Series 2020-1 Class A-1 Breakage Amounts applicable to such Series 2020-1 Prepayment shall be due and payable. The Master Issuer shall pay the Series 2020-1 Prepayment Amount together with any associated Series 2020-1 Class A-1 Breakage Amounts applicable to such Series 2020-1 Prepayment by depositing such amounts in the applicable Indenture Trust Accounts in accordance with the Priority of Payments on or prior to the related Series 2020-1 Prepayment Date to be distributed in accordance with Section 5.12 of the Base Indenture or Section 3.3, as applicable.

(i)    [Reserved].

(j)    Indemnification Amounts; Insurance/Condemnation Proceeds; Asset Disposition Proceeds. Any Indemnification Amounts, Insurance/Condemnation Proceeds or Asset Disposition Proceeds allocated to the Senior Notes Principal Payment Account in accordance with Section 5.11(i) of the Base Indenture shall be withdrawn from the Senior Notes Principal Payment Account in accordance with Section 5.12(d) of the Base Indenture and any such amounts allocable to the Series 2020-1 Notes shall be deposited in the Series 2020-1 Distribution Account and used to prepay the Series 2020-1 Class A-1 Notes (in accordance with the Class A-1 Order of Distribution), on the Quarterly Payment Date immediately succeeding such deposit. In connection with any prepayment made with Indemnification Amounts or Insurance/Condemnation Proceeds pursuant to this Section 3.6(j), the Master Issuer shall not be obligated to pay any prepayment premium.

Section 3.7    Series 2020-1 Class A-1 Distribution Account.

(a)     Establishment of Series 2020-1 Class A-1 Distribution Account. The Master Issuer has established with the Trustee the Series 2020-1 Class A-1 Distribution Account in the name of the Trustee for the benefit of the Series 2020-1 Class A-1 Noteholders, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2020-1 Class A-1 Noteholders. The Series 2020-1 Class A-1 Distribution Account shall be an Eligible Account. Initially, the Series 2020-1 Class A-1 Distribution Account will be established with the Trustee.

(b)     Series 2020-1 Class A-1 Distribution Account Constitutes Additional Collateral for Series 2020-1 Class A-1 Notes. In order to secure and provide for the repayment and payment of the Obligations with respect to the Series 2020-1 Class A-1 Notes, the Master Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2020-1 Class A-1 Noteholders, all of the Master Issuer’s rights, title and interests in and to the following (whether now or hereafter existing or acquired): (i) the Series 2020-1 Class A-1 Distribution Account, including any security entitlement with respect thereto; (ii) all funds and other property (including, without limitation, Financial Assets) on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2020-1 Class A-1 Distribution Account or the funds on deposit therein from time to time; (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2020-1 Class A-1 Distribution Account or the funds on deposit therein from time to time; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the “Series 2020-1 Class A-1 Distribution Account Collateral”).

(c)     Termination of Series 2020-1 Class A-1 Distribution Account. On or after the date on which (1) all accrued and unpaid interest on and principal of all Outstanding Series 2020-1 Class A-1 Notes have been paid, (2) all fees and expenses and other amounts then due and payable under the Series 2020-1 Class A-1 Note Purchase Agreement have been paid and (3) all Series 2020-1 Class A-1 Commitments have been terminated in full, the Trustee, acting in accordance with the written instructions of the Master Issuer (or the Manager on its behalf), shall withdraw from the Series 2020-1 Class A-1 Distribution Account all amounts on deposit therein for distribution pursuant to the Priority of Payments and all Liens with respect to Series 2020-1 Class A-1 Distribution Account created in favor of the Trustee for the benefit of the Series 2020-1 Class A-1 Noteholders under this Series Supplement shall be automatically released, and the Trustee, upon written request of the Master Issuer, at the written direction of the Control Party, shall execute and deliver to the Master Issuer any and all documentation reasonably requested and prepared by the Master Issuer at the Master Issuer’s expense to effect or evidence the release by the Trustee of the Series 2020-1 Class A-1 Noteholders’ security interest in the Series 2020-1 Class A-1 Distribution Account Collateral.

Section 3.8    [Reserved].

Section 3.9    Trustee as Securities Intermediary.

(a)     The Trustee or other Person holding the Series 2020-1 Distribution Account shall be the “Series 2020-1 Securities Intermediary”. If the Series 2020-1 Securities Intermediary in respect of the Series 2020-1 Distribution Account is not the Trustee, the Master Issuer shall obtain the express agreement of such other Person to the obligations of the Series 2020-1 Securities Intermediary set forth in this Section 3.9.

(b)     The Series 2020-1 Securities Intermediary agrees that:

(i)      The Series 2020-1 Distribution Account is an account to which Financial Assets will or may be credited;

(ii)      The Series 2020-1 Distribution Account is a “securities account” within the meaning of Section 8-501 of the New York UCC and the Series 2020-1 Securities Intermediary qualifies as a “securities intermediary” under Section 8-102(a) of the New York UCC;

(iii)      All securities or other property (other than cash) underlying any Financial Assets credited to the Series 2020-1 Distribution Account shall be registered in the name of the Series 2020-1 Securities Intermediary, indorsed to the Series 2020-1 Securities Intermediary or in blank or credited to another securities account maintained in the name of the Series 2020-1 Securities Intermediary, and in no case will any Financial Asset credited to the Series 2020-1 Distribution Account be registered in the name of the Master Issuer, payable to the order of the Master Issuer or specially indorsed to the Master Issuer;

(iv)      All property delivered to the Series 2020-1 Securities Intermediary pursuant to this Series Supplement will be promptly credited to the appropriate Series 2020-1 Distribution Account;

(v)      Each item of property (whether investment property, security, instrument or cash) credited to the Series 2020-1 Distribution Account shall be treated as a Financial Asset;

(vi)      If at any time the Series 2020-1 Securities Intermediary shall receive any entitlement order from the Trustee (including those directing transfer or redemption of any Financial Asset) relating to the Series 2020-1 Distribution Account, the Series 2020-1 Securities Intermediary shall comply with such entitlement order without further consent by the Master Issuer, any other Securitization Entity or any other Person;

(vii)      The Series 2020-1 Distribution Account and all issues specified in Article 2(l) of the Hague Securities Convention shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of all applicable UCCs, the State of New York shall be deemed to the Series 2020-1 Securities Intermediary’s jurisdiction and the Series 2020-1 Distribution Account (as well as the “security entitlements” (as defined in Section 8-102(a)(17) of the New York UCC) related thereto) shall be governed by the laws of the State of New York. The Securities Intermediary represents that it has an office in the United States which is engaged in a business or other regular activity of maintaining securities accounts;

(viii)      The Series 2020-1 Securities Intermediary has not entered into, and until termination of this Series Supplement will not enter into, any agreement with any other Person relating to the Series 2020-1 Distribution Account and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the New York UCC) of such other Person, and the Series 2020-1 Securities Intermediary has not entered into, and until the termination of this Series Supplement will not enter into, any agreement with the Master Issuer purporting to limit or condition the obligation of the Series 2020-1 Securities Intermediary to comply with entitlement orders as set forth in Section 3.9(b)(vi) of this Series Supplement; and

(ix)      Except for the claims and interest of the Trustee, the Secured Parties and the Securitization Entities in the Series 2020-1 Distribution Account, neither the Series 2020-1 Securities Intermediary nor, in the case of the Trustee, any Trust Officer knows of any claim to, or interest in, the Series 2020-1 Distribution Account or any Financial Asset credited thereto. If the Series 2020-1 Securities Intermediary or, in the case of the Trustee, a Trust Officer has actual knowledge of the assertion by any other person of any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Series 2020-1 Distribution Account or any Financial Asset carried therein, the Series 2020-1 Securities Intermediary will promptly notify the Trustee, the Manager, the Servicer and the Master Issuer thereof.

(c)      At any time after the occurrence and during the continuation of an Event of Default, the Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2020-1 Distribution Account and in all proceeds thereof, and shall (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) be the only Person authorized to originate entitlement orders in respect of the Series 2020-1 Distribution Account; provided, however, that at all other times the Master Issuer shall be authorized to instruct the Trustee to originate entitlement orders in respect of the Series 2020-1 Distribution Account.

Section 3.10    Manager. Pursuant to the Management Agreement, the Manager has agreed to provide certain reports, notices, instructions and other services on behalf of the Master Issuer. The Series 2020-1 Noteholders by their acceptance of the Series 2020-1 Notes consent to the provision of such reports and notices to the Trustee by the Manager in lieu of the Master Issuer. Any such reports and notices that are required to be delivered to the Series 2020-1 Noteholders hereunder will be made available on the Trustee’s website in the manner set forth in Section 4.4 of the Base Indenture.

Section 3.11    Replacement of Ineligible Accounts. If, at any time, the Series 2020-1 Class A-1 Distribution Account shall cease to be an Eligible Account (a “Series 2020-1 Ineligible Account”), the Master Issuer shall (i) within five (5) Business Days of obtaining knowledge thereof, notify the Control Party thereof and (ii) within sixty (60) days of obtaining actual knowledge thereof, (A) establish, or cause to be established, a new account that is an Eligible Account in substitution for such Series 2020-1 Ineligible Account, (B) following the establishment of such new Eligible Account, transfer or, with respect to the Trustee Accounts maintained at the Trustee, instruct the Trustee in writing to transfer all cash and investments from such Series 2020-1 Ineligible Account into such new Eligible Account and (C) pledge, or cause to be pledged, such new Eligible Account to the Trustee for the benefit of the Secured Parties and, if such new Eligible Account is not established with the Trustee, cause such new Eligible Account to be subject to an Account Control Agreement in form and substance reasonably acceptable to the Control Party and the Trustee.

ARTICLE IV

FORM OF SERIES 2020-1 NOTES

Section 4.1      Issuance of Series 2020-1 Class A-1 Notes. (a) The Series 2020-1 Class A-1 Notes (other than any Uncertificated Notes) will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A-1 hereto, and will be issued to the Series 2020-1 Class A-1 Noteholders pursuant to and in accordance with the Series 2020-1 Class A-1 Note Purchase Agreement and shall be duly executed by the Master Issuer and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture and Section 5.12 hereof. Other than in accordance with this Series Supplement and the Series 2020-1 Class A-1 Note Purchase Agreement, the Series 2020-1 Class A-1 Notes shall not be transferred, assigned, exchanged or otherwise pledged or conveyed by such Series 2020-1 Class A-1 Noteholders. The Series 2020-1 Class A-1 Notes shall bear a face amount equal in the aggregate to up to the Series 2020-1 Class A-1 Notes Maximum Principal Amount as of the Series 2020-1 Closing Date, and shall be initially issued in an aggregate outstanding principal amount equal to the Series 2020-1 Class A-1 Initial Advance Principal Amount pursuant to Section 2.1 of this Series Supplement. The Trustee shall record any Increases or Decreases with respect to the Series 2020-1 Class A-1 Outstanding Principal Amount such that, subject to Section 4.1(d) of this Series Supplement, the principal amount of the Series 2020-1 Class A-1 Notes that are Outstanding accurately reflects all such Increases and Decreases.

(b)      [Reserved].

(c)      [Reserved].

(d)      The Series 2020-1 Class A-1 Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Authorized Officers executing such Series 2020-1 Class A-1 Notes, as evidenced by their execution of the Series 2020-1 Class A-1 Notes. The Series 2020-1 Class A-1 Notes may be produced in any manner, all as determined by the Authorized Officers executing such Series 2020-1 Class A-1 Notes, as evidenced by their execution of such Series 2020-1 Class A-1 Notes. The initial sale of the Series 2020-1 Class A-1 Notes is limited to Persons who have executed the Series 2020-1 Class A-1 Note Purchase Agreement. The Series 2020-1 Class A-1 Notes may be resold only to the Master Issuer, its Affiliates, and Persons who are not Competitors (except that Series 2020-1 Class A-1 Notes may be resold to Persons who are Competitors with the written consent of the Master Issuer) in compliance with the terms of the Series 2020-1 Class A-1 Note Purchase Agreement.

(e)      Uncertificated Notes. At the request of a Holder or transferee of Series 2020-1 Class A-1 Notes, the Series 2020-1 Class A-1 Notes may be issued in the form of Uncertificated Notes. With respect to any Uncertificated Note, the Trustee shall provide to the beneficial owner promptly after registration of the Uncertificated Note in the Note Register by the Registrar a Confirmation of Registration, the form of which shall be set forth in Exhibit E hereto.

(i)        Except as otherwise expressly provided herein:

(A)        Uncertificated Notes registered in the name of a Person shall be considered “held” by such Person for all purposes of this Series Supplement;

(B)        with respect to any Uncertificated Note, (a) references herein to authentication and delivery of a Note shall be deemed to refer to creation of an entry for such Note in the Note Register and registration of such Note in the name of the owner, (b) references herein to cancellation of a Note shall be deemed to refer to deregistration of such Note and (c) references herein to the date of authentication of a Note shall refer to the date of registration of such Note in the Note Register in the name of the owner thereof;

(ii)        references to execution of Notes by the Issuer, to surrender of the Notes and to presentment of the Notes shall be deemed not to refer to Uncertificated Notes; provided that the provisions of Section 4.3 relating to surrender of the Notes shall apply equally to deregistration of Uncertificated Notes; and

(iii)        for the avoidance of doubt, no Confirmation of Registration shall be required to be surrendered (x) in connection with a transfer of the related Uncertificated Note or (y) in connection with the final payment of the related Uncertificated Note.

(iv)        The Note Register shall be conclusive evidence of the ownership of an Uncertificated Note.

(v)        Each of the Series 2020-1 Class A-1 Notes in the form of a definitive note may also be exchanged in its entirety for an Uncertificated Note and, upon complete exchange thereof, such Series 2020-1 Class A-1 Notes shall be cancelled and deregistered by the Registrar.

(vi)        Each of the Uncertificated Notes may be exchanged in its entirety for a Series 2020-1 Class A-1 Note in the form of a definitive note and, upon complete exchange thereof, such Uncertificated Note shall be deregistered by the Registrar and the Series 2020-1 Class A-1 Note (in the form of a definitive note) received in such exchange shall be registered in the Note Register by the Registrar.

Section 4.2        [Reserved].

Section 4.3        Transfer Restrictions of Series 2020-1 Class A-1 Notes.

(a)        Subject to the terms of the Indenture and the Series 2020-1 Class A-1 Note Purchase Agreement, the holder of any Series 2020-1 Class A-1 Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering (or deregistering, in the case of the Uncertificated Notes) such Series 2020-1 Class A-1 Note at the applicable Corporate Trust Office, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Master Issuer and the Registrar by, the holder thereof or his attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, and accompanied by a certificate substantially in the form of Exhibit B-1 hereto; provided that if the holder of any Series 2020-1 Class A-1 Note transfers, in whole or in part, its interest in any Series 2020-1 Class A-1 Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit B to the Series 2020-1 Class A-1 Note Purchase Agreement or (ii) an Investor Group Supplement substantially in the form of Exhibit C to the Series 2020-1 Class A-1 Note Purchase Agreement, then such Series 2020-1 Class A-1 Noteholder will not be required to submit a certificate substantially in the form of Exhibit B-1 hereto upon transfer of its interest in such Series 2020-1 Class A-1 Note. In exchange for any Series 2020-1 Class A-1 Note properly presented for transfer along with the appropriately completed transfer certificate, Assignment and Assumption Agreement or Investor Group Supplement pursuant to the requirements of this Section 4.3(a), the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2020-1 Class A-1 Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2020-1 Class A-1 Note in part, the Master Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2020-1 Class A-1 Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2020-1 Class A-1 Note shall be made unless the request for such transfer is made by the Series 2020-1 Class A-1 Noteholder at such office. In the case of a transfer to a Holder electing to take such Note in the form of an Uncertificated Note, the Trustee shall deliver a Confirmation of Registration to the transferee. Neither the Master Issuer nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2020-1 Class A-1 Notes, the Trustee shall recognize the holders of such Series 2020-1 Class A-1 Note as Series 2020-1 Class A-1 Noteholders.

(b)      [Reserved].

(c)      [Reserved].

(d)      Each Series 2020-1 Class A-1 Note (other than any Uncertificated Notes) shall bear the following legend:

THE ISSUANCE AND SALE OF THIS SERIES 2020-1 CLASS A-1 NOTE (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION. THIS NOTE AND ANY INTEREST HEREIN

MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE MASTER ISSUER GIVES WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF JUNE 17, 2020 BY AND AMONG THE MASTER ISSUER, WENDY’S INTERNATIONAL, LLC, AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS AND COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, AS AND ADMINISTRATIVE AGENT.

The required legend set forth above shall not be removed from the Series 2020-1 Class A-1 Notes except as provided herein.

ARTICLE V

GENERAL

Section 5.1      Information. On or before each Quarterly Payment Date, the Master Issuer shall furnish, or cause to be furnished, a Quarterly Noteholders’ Report with respect to the Series 2020-1 Notes to the Trustee, substantially in the form of Exhibit C hereto, setting forth, inter alia, the following information with respect to such Quarterly Payment Date:

(i)      the total amount available to be distributed to Series 2020-1 Noteholders on such Quarterly Payment Date and payment instructions with respect thereto;

(ii)      the amount of such distribution allocable to the payment of interest on the Series 2020-1 Notes;

(iii)      the amount of such distribution allocable to the payment of principal of the Series 2020-1 Notes (if applicable);

(iv)      [reserved];

(v)      the amount of such distribution allocable to the payment of any fees or other amounts due to the Series 2020-1 Class A-1 Noteholders;

(vi)      whether, to the Actual Knowledge of the Master Issuer, any Potential Rapid Amortization Event, Rapid Amortization Event, Default, Event of Default, Potential Manager Termination Event, Manager Termination Event or Servicer Termination Event has occurred as of the related Quarterly Calculation Date or any Cash Trapping Period is in effect, as of such Quarterly Calculation Date;

(vii)      the DSCR for such Quarterly Payment Date and the three Quarterly Payment Dates immediately preceding such Quarterly Payment Date;

(viii)      the number of Franchised Restaurants and Company Restaurants that are open for business as of the last day of the preceding Quarterly Collection Period;

(ix)      the amount of Wendy’s Systemwide Sales as of the related Quarterly Calculation Date; and

(x)      the amount on deposit in the Senior Notes Interest Reserve Account (and the availability under any Interest Reserve Letter of Credit relating to the Senior Notes) and the amount on deposit in the Cash Trap Reserve Account, if any, in each case as of the close of business on the last Business Day of the preceding Quarterly Collection Period.

Any Series 2020-1 Noteholder may obtain copies of each Quarterly Noteholders’ Report in accordance with the procedures set forth in Section 4.3 of the Base Indenture.

Section 5.2      Exhibits. The annexes, exhibits and schedules attached hereto and listed on the table of contents hereto supplement the annexes, exhibits and schedules included in the Base Indenture.

Section 5.3      Ratification of Base Indenture. As supplemented by this Series Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 5.4      Certain Notices to the Rating Agencies. The Master Issuer shall provide to each Rating Agency a copy of each Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series Supplement or any other Related Document.

Section 5.5      Prior Notice by Trustee to the Controlling Class Representative and Control Party. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that it shall not exercise any rights or remedies available to it as a result of the occurrence of a Rapid Amortization Event or an Event of Default until after the Trustee has given prior written notice thereof to the Controlling Class Representative and the Control Party and obtained the direction of the Control Party (subject to Section 11.4(e) of the Base Indenture, at the direction of the Controlling Class Representative).

Section 5.6      Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 5.7      Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 5.8      Amendments. This Series Supplement may not be modified or amended except in accordance with the terms of the Base Indenture.

Section 5.9      Termination of Series Supplement. This Series Supplement shall cease to be of further effect when (i) all Outstanding Series 2020-1 Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2020-1 Notes that have been replaced or paid) to the Trustee for cancellation (or deregistered, in the case of Uncertificated Notes), (ii) all fees and expenses and other amounts under the Series 2020-1 Class A-1 Note Purchase Agreement have been paid in full and all Series 2020-1 Class A-1 Commitments have been terminated, (iii) the Master Issuer has paid all sums payable hereunder and, without duplication (iv) the conditions set forth in Section 12.1(c) of the Base Indenture have been satisfied with respect to the Series 2020-1 Notes; provided that any provisions of this Series Supplement required for the Series 2020-1 Final Payment to be made shall survive until the Series 2020-1 Final Payment is paid to the Series 2020-1 Noteholders.

Section 5.10      Entire Agreement. This Series Supplement, together with the exhibits and schedules hereto and the other Indenture Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

Section 5.11      1934 Act. The Master Issuer hereby represents and warrants, for the benefit of the Trustee and the Noteholders, that payments on the Notes will not depend primarily on cash flow from self-liquidating financial assets within the meaning of Section 3(a)(79) of the 1934 Act.

Section 5.12    Electronic Signatures and Transmission.

(a)       For purposes of this Series Supplement, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)        Any requirement in the Indenture or the Series 2020-1 Notes that a document, including the Series 2020-1 Notes, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission; provided that upon the request of any Series 2020-1 Class A-1 Noteholder that any of its Series 2020-1 Class A-1 Notes be delivered in physical form, the Master Issuer and the Trustee shall cooperate to deliver such Notes to such Series 2020-1 Class A-1 Noteholder in physical form as soon as reasonably practicable, but in no more than ten (10) Business Days in any event.

(c)       Notwithstanding anything to the contrary in this Series Supplement, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Master Issuer, the Trustee and the Series 2020-1 Securities Intermediary has caused this Series Supplement to be duly executed by its respective duly authorized officer as of the day and year first written above.

WENDY’S FUNDING, LLC, as Master Issuer

By:	/s/ Gavin P. Waugh
	Name:	Gavin P. Waugh
	Title:	Vice President and Treasurer

Signature Page to Series 2020-1 Supplement

CITIBANK, N.A., in its capacity as Trustee and as Series 2020-1 Securities Intermediary

By:	/s/ Jacqueline Suarez
	Name:	Jacqueline Suarez
	Title:	Senior Trust Officer

Signature Page to Series 2020-1 Supplement

ANNEX A

SERIES 2020-1

SUPPLEMENTAL DEFINITIONS LIST

“Series 2020-1 Class A-1 Administrative Agent” has the meaning set forth in the preamble to the Series 2020-1 Class A-1 Note Purchase Agreement. For purposes of the Base Indenture, the “Series 2020-1 Class A-1 Administrative Agent” shall be deemed to be a “Class A-1 Administrative Agent”.

“Administrative Agent Fees” has the meaning set forth in the Series 2020-1 Class A-1 VFN Fee Letter.

“Advance Request” has the meaning set forth in Section 7.03(d) of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Assignment and Assumption Agreement” has the meaning set forth in Section 9.17(a) of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Base Rate” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Base Rate Advance” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Breakage Amount” has the meaning set forth in Section 3.06 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Class A-1 Accrued Quarterly Commitment Fee Shortfall” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Class A-1 Notes Commitment Fees Account with respect to the Series 2020-1 Class A-1 Notes on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the aggregate Class A-1 Notes Accrued Quarterly Commitment Fee Amounts for all such preceding Weekly Allocation Dates.

“Class A-1 Amendment Expenses” means “Amendment Expenses” as defined in, and payable pursuant to, Section 9.05(a)(ii) of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Class A-1 Daily Interest Amount” means, for any day during any Interest Accrual Period, the sum of the following amounts:

(a)      with respect to any Eurodollar Advance outstanding on such day, the result of (i) the product of (x) the Eurodollar Rate in effect for such Interest Accrual

Period and (y) the principal amount of such Series 2020-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(b)      with respect to any Base Rate Advance outstanding on such day, the result of (i) the product of (x) the Base Rate in effect for such day and (y) the principal amount of such Series 2020-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360; plus

(c)      with respect to any CP Advance outstanding on such day, the result of (i) the product of (x) the CP Rate in effect for such Interest Accrual Period and (y) the principal amount of such Series 2020-1 Class A-1 Advance outstanding as of the close of business on such day divided by (ii) 360.

“Class A-1 Estimated Quarterly Commitment Fee” means, with respect to any Interest Accrual Period, an amount equal to the sum of (a) the product of (i) the Estimated Daily Commitment Fees Amount for such Interest Accrual Period and (ii) the number of days in such Interest Accrual Period, and (b) the amount of any Series 2020-1 Class A-1 Quarterly Commitment Fees Shortfall Amount for the immediately preceding Interest Accrual Period together with additional interest thereon as set forth in Section 3.4(b).

“Class A-1 Estimated Quarterly Interest” means, with respect to each Interest Accrual Period, an amount equal to the sum of (a) the product of (i) the Estimated Class A-1 Daily Interest Amount for such Interest Accrual Period and (ii) the number of days in such Interest Accrual Period, and (b) the amount of any Class A-1 Quarterly Interest Shortfall Amount for the immediately preceding Interest Accrual Period, together with additional interest thereon as set forth in Section 3.4(a).

“Class A-1 Final Interest Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Class A-1 Daily Interest Amounts for each day in such Interest Accrual Period minus (b) the aggregate amount allocated pursuant to clauses (i) - (iii) of the defined term “Senior Notes Accrued Quarterly Interest Amount (Class A-1)” in respect of such Interest Accrual Period. For purposes of the Base Indenture, the “Class A-1 Final Interest Adjustment Amount” for any Interest Accrual Period shall be deemed to be a “Class A-1 Interest Adjustment Amount” for such Interest Accrual Period.

“Class A-1 Interim Interest Adjustment Amount” means, with respect to any Interest Accrual Period, as of any date of determination prior to the ending of such Interest Accrual Period, the result (if positive) of (a) the expected aggregate of the Class A-1 Daily Interest Amounts for each day in such Interest Accrual Period as of such date of determination, as determined by the Manager in accordance with the Managing Standard minus (b) the aggregate amount allocated pursuant to clauses (i) - (iii) of the defined term “Senior Notes Accrued Quarterly Interest Amount (Class A-1)” in respect of such Interest Accrual Period.

“Class A-1 Notes Accrued Quarterly Commitment Fee Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period (or to the extent necessary to cover any

Commitment Fee Final Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Collection Period, as provided for in clause (iii) below) an amount equal to the sum of:

(i) the sum of (A) the product of (1) the Weekly Accrual Percentage and (2) the Class A-1 Estimated Quarterly Commitment Fee for such Interest Accrual Period and (B) the Class A-1 Accrued Quarterly Commitment Fee Shortfall for such Weekly Allocation Date, until such Class A-1 Estimated Quarterly Commitment Fee, net of any allocated but unpaid negative Commitment Fee Final Adjustment Amount with respect to a prior Interest Accrual Period, shall have been allocated in full;

(ii) if such Weekly Allocation Date is the twelfth, thirteenth or fourteenth Weekly Allocation Date in such Quarterly Collection Period, the Commitment Fee Interim Adjustment Amount, if positive, with respect to such Interest Accrual Period (without duplication of clause (i)); and

(iii) if such Weekly Allocation Date is the last Weekly Allocation Date in the Interest Accrual Period ending in such Quarterly Collection Period, the Commitment Fee Final Adjustment Amount, if positive, with respect to such Interest Accrual Period.

For purposes of the Base Indenture, the “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” shall be deemed to be the “Class A-1 Notes Accrued Quarterly Commitment Fee Amount”.

“Class A-1 Order of Distribution” shall mean the priorities of distribution set forth in in Section 4.02(a) and (b) of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Class A-1 Quarterly Commitment Fee Amount” means, for any Interest Accrual Period, with respect to all Outstanding Series 2020-1 Class A-1 Notes, the Undrawn Commitment Fees due and payable on all such Outstanding Series 2020-1 Class A-1 Notes with respect to such Interest Accrual Period. For purposes of the Base Indenture, the “Class A-1 Quarterly Commitment Fee Amount” shall be deemed to be a “Class A-1 Quarterly Commitment Fee Amount”.

“Commitments” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Commitment Fee Final Adjustment Amount” means, for any Interest Accrual Period, the result (whether a positive or negative number) of (a) the aggregate of the Daily Commitment Fees Amounts for each day in such Interest Accrual Period minus (b) the aggregate amount allocated pursuant to clauses (i) - (iii) of the defined term “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” in respect of such Interest Accrual Period. For purposes of the Base Indenture, the “Commitment Fee Final Adjustment Amount” shall be deemed to be the “Class A-1 Commitment Fee Adjustment Amount”.

“Commitment Fee Interim Adjustment Amount” means, with respect to any Interest Accrual Period, as of any date of determination prior to the ending of such Interest Accrual Period, the result (if positive) of (a) the expected aggregate of the Daily Commitment Fees

Amounts for each day in such Interest Accrual Period as of such date of determination, as determined by the Manager in accordance with the Managing Standard minus (b) the aggregate amount allocated pursuant to clauses (i) - (iii) of the defined term “Class A-1 Notes Accrued Quarterly Commitment Fee Amount” in respect of such Interest Accrual Period.

“Commitment Termination Date” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Committed Note Purchaser” has the meaning set forth in the preamble to the Series 2020-1 Class A-1 Note Purchase Agreement.

“Conduit Investors” has the meaning set forth in the preamble to the Series 2020-1 Class A-1 Note Purchase Agreement.

“CP Advance” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“CP Rate” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Daily Commitment Fees Amount” means, for any day during any Interest Accrual Period, the Undrawn Commitment Fees that accrue for such day.

“Daily Post-ARD Contingent Interest Amount” means, for any day during any Interest Accrual Period commencing on or after the Series 2020-1 Class A-1 Notes Anticipated Repayment Date, the sum of (a) the result of (i) the product of (x) the Series 2020-1 Class A-1 Post-ARD Contingent Interest Rate and (y) the Series 2020-1 Class A-1 Outstanding Principal Amount (excluding any Base Rate Advances) as of the close of business on such day divided by (ii) 360 and (b) the result of (i) the product of (x) the Series 2020-1 Class A-1 Post-ARD Contingent Interest Rate and (y) any Base Rate Advances included in the Series 2020-1 Class A-1 Outstanding Principal Amount as of the close of business on such day divided by (ii) 365 or 366, as applicable.

“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.

“Estimated Class A-1 Daily Interest Amount” means (a) for the first Interest Accrual Period, the Class A-1 Daily Interest Amount as of the Series 2020-1 Closing Date and (b) for any other Interest Accrual Period, the Class A-1 Daily Interest Amount for the first day of the Quarterly Collection Period during which such Interest Accrual Period commenced.

“Estimated Daily Commitment Fees Amount” means (a) for the first Interest Accrual Period, the Daily Commitment Fees Amount as of the Series 2020-1 Closing Date and (b) for any other Interest Accrual Period, the Daily Commitment Fees Amount for the first day of the Quarterly Collection Period during which such Interest Accrual Period commenced.

“Eurodollar Advance” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Eurodollar Rate” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Funding Agent” has the meaning set forth in the preamble to the Series 2020-1 Class A-1 Note Purchase Agreement.

“Hague Securities Convention” means the Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, concluded 5 July 2006.

“Increase” has the meaning set forth in Section 2.1 of the Series 2020-1 Supplement.

“Investor” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Investor Group Supplement” has the meaning set forth in Section 9.17(c) of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Mandatory Decrease” has the meaning set forth in Section 2.2(a) of the Series 2020-1 Supplement.

“Outstanding Series 2020-1 Class A-1 Notes” means, with respect to the Series 2020-1 Class A-1 Notes, all Series 2020-1 Class A-1 Notes theretofore authenticated and delivered under the Base Indenture, except:

(i)    Series 2020-1 Class A-1 Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

(ii)    Series 2020-1 Class A-1 Notes, or portions thereof, for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited in the Series 2020-1 Class A-1 Distribution Account and are available for payment of such Series 2020-1 Class A-1 Notes and the Commitments with respect to which have terminated; provided that if such Series 2020-1 Class A-1 Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore reasonably satisfactory to the Trustee has been made;

(iii)    Series 2020-1 Class A-1 Notes that have been defeased in accordance with Section 12.1 of the Base Indenture;

(iv)    Series 2020-1 Class A-1 Notes in exchange for, or in lieu of which other Series 2020-1 Class A-1 Notes have been authenticated and delivered pursuant to the Indenture, unless proof reasonably satisfactory to the Trustee is presented that any such Series 2020-1 Class A-1 Notes are held by a holder in due course or protected purchaser; and

(v)    Series 2020-1 Class A-1 Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Series 2020-1 Class A-1 Notes have been issued as provided in the Indenture.

“Outstanding Series 2020-1 Notes” means, collectively, all Outstanding Series 2020-1 Class A-1 Notes.

“Rabobank” means Coöperatieve Rabobank, U.A., New York Branch.

“Rating Agencies” means S&P and any successor or successors thereto.

“Senior Notes Accrued Quarterly Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period (or to the extent necessary to cover any Class A-1 Final Interest Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Collection Period, as provided for in clause (iii) of “Senior Notes Accrued Quarterly Interest Amount (Class A-1)”), an amount equal to the sum of Senior Notes Accrued Quarterly Interest Amount (Class A-1) for such Weekly Allocation Date. For purposes of the Base Indenture, the “Senior Notes Accrued Quarterly Interest Amount” shall be deemed to be a “Senior Notes Accrued Quarterly Interest Amount”.

“Senior Notes Accrued Quarterly Interest Amount (Class A-1)” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period and the Interest Accrual Period beginning during such Quarterly Collection Period (or to the extent necessary to cover any Class A-1 Final Interest Adjustment Amount with respect to the Interest Accrual Period ending in such Quarterly Collection Period, as provided for in clause (iii) below), an amount equal to the sum of:

(i) the sum of (A) the product of (1) the Weekly Accrual Percentage and (2) the Class A-1 Estimated Quarterly Interest for such Interest Accrual Period and (B) the Senior Notes Accrued Quarterly Interest Shortfall (Class A-1) for such Weekly Allocation Date, until such Class A-1 Estimated Quarterly Interest, net of any allocated but unpaid negative Class A-1 Final Interest Adjustment Amount with respect to a prior Interest Accrual Period, shall have been allocated in full;

(ii) if such Weekly Allocation Date is the twelfth, thirteenth or fourteenth Weekly Allocation Date in such Quarterly Collection Period, the Class A-1 Interim Interest Adjustment Amount, if positive, with respect to such Interest Accrual Period (without duplication of clause (i)); and

(iii) if such Weekly Allocation Date is the last Weekly Allocation Date in the Interest Accrual Period ending in such Quarterly Collection Period, the Class A-1 Final Interest Adjustment Amount, if positive, with respect to such Interest Accrual Period.

“Senior Notes Accrued Quarterly Interest Shortfall (Class A-1)” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Interest Payment Account with respect to Senior Notes Accrued Quarterly Interest Amount (Class A-1) on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the aggregate Senior Notes Accrued Quarterly Interest Amount (Class A-1) for all such preceding Weekly Allocation Dates.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” means, for each Weekly Allocation Date with respect to a Quarterly Collection Period an amount equal to the sum of (i) the product of (1) the Weekly Accrual Percentage and (2) the aggregate of each interest amount designated hereunder as a “Senior Notes Quarterly Post-ARD Contingent Interest Amount” for purposes of the Base Indenture (collectively, the “Designated SNAQPCIA”) due on the Quarterly Payment Date in the next succeeding Quarterly Collection Period and (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Shortfall for such Weekly Allocation Date, until such Designated SNAQPCIA shall have been allocated in full. For purposes of the Base Indenture, the “Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount” shall be deemed to be a “Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount”.

“Senior Notes Accrued Quarterly Post-ARD Contingent Interest Shortfall” means (a) for the first Weekly Allocation Date with respect to any Quarterly Collection Period, zero, and (b) for any other Weekly Allocation Date with respect to such Quarterly Collection Period the amount, if any, by which (i) the aggregate amount allocated to the Senior Notes Post-ARD Contingent Interest Account with respect to the Series 2020-1 Notes on each preceding Weekly Allocation Date with respect to such Quarterly Collection Period was less than (ii) the Senior Notes Accrued Quarterly Post-ARD Contingent Interest Amount for all such preceding Weekly Allocation Dates.

“Series 2020-1 Anticipated Repayment Date” has the meaning set forth in Section 3.6(b) of the Series 2020-1 Supplement. For purposes of the Base Indenture, the “Series 2020-1 Anticipated Repayment Date” shall be deemed to be an “Anticipated Repayment Date”.

“Series 2020-1 Class A-1 Administrative Expenses” means, for any Weekly Allocation Date, the aggregate amount of any Administrative Agent Fees and Class A-1 Amendment Expenses then due and payable and not previously paid. For purposes of the Base Indenture, the “Series 2020-1 Class A-1 Administrative Expenses” shall be deemed to be “Class A-1 Notes Administrative Expenses”.

“Series 2020-1 Class A-1 Advance” has the meaning set forth in the recitals to the Series 2020-1 Class A-1 Note Purchase Agreement.

“Series 2020-1 Class A-1 Advance Request” has the meaning set forth under “Advance Request” in this Annex A.

“Series 2020-1 Class A-1 Breakage Amount” has the meaning set forth under “Breakage Amount” in this Annex A.

“Series 2020-1 Class A-1 Commitments” has the meaning set forth under “Commitments” in this Annex A.

“Series 2020-1 Class A-1 Commitment Term” has the meaning set forth in Section 1.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Series 2020-1 Class A-1 Distribution Account” means account no. 12533800 entitled “Citibank, N.A. f/b/o Wendy’s Funding, LLC, Series 2020-1 – Series 2020-1 Distribution Account”

maintained by the Trustee pursuant to Section 3.7(a) of the Series 2020-1 Supplement or any successor securities account maintained pursuant to Section 3.7(a) of the Series 2020-1 Supplement.

“Series 2020-1 Class A-1 Distribution Account Collateral” has the meaning set forth in Section 3.7(b) of the Series 2020-1 Supplement.

“Series 2020-1 Class A-1 Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2020-1 Class A-1 Outstanding Principal Amount exceeds the Series 2020-1 Class A-1 Notes Maximum Principal Amount.

“Series 2020-1 Class A-1 Initial Advance” has the meaning set forth in Section 2.1 of the Series 2020-1 Supplement.

“Series 2020-1 Class A-1 Initial Advance Principal Amount” means the aggregate initial outstanding principal amount of the Series 2020-1 Class A-1 Notes corresponding to the aggregate amount of the Series 2020-1 Class A-1 Initial Advances made on the Series 2020-1 Closing Date pursuant to Section 2.1 of the Series 2020-1 Supplement, which is $0.

“Series 2020-1 Class A-1 Investor” has the meaning set forth under “Investor” in this Annex A.

“Series 2020-1 Class A-1 Noteholder” means the Person in whose name a Series 2020-1 Class A-1 Note is registered in the Note Register.

“Series 2020-1 Class A-1 Note Purchase Agreement” means the Class A-1 Note Purchase Agreement, dated as of June 17, 2020, by and among the Master Issuer, the Guarantors, the Manager, the Series 2020-1 Class A-1 Investors, the Series 2020-1 Class A-1 Noteholders and Rabobank, as administrative agent thereunder, pursuant to which the Series 2020-1 Class A-1 Noteholders have agreed to purchase the Series 2020-1 Class A-1 Notes from the Master Issuer, subject to the terms and conditions set forth therein, as amended, supplemented or otherwise modified from time to time. For purposes of the Base Indenture, the “Series 2020-1 Class A-1 Note Purchase Agreement” shall be deemed to be a “Variable Funding Note Purchase Agreement”.

“Series 2020-1 Class A-1 Note Rate” means, for any day, (a) with respect to any portion of the Series 2020-1 Class A-1 Outstanding Principal Amount as of such day, the CP Rate, the Eurodollar Rate or the Base Rate, as applicable thereto pursuant to the Series 2020-1 Class A-1 Note Purchase Agreement for such day, and (b) with respect to any other amounts that any Related Document provides is to bear interest by reference to the Series 2020-1 Class A-1 Note Rate, the Base Rate in effect for such day.

“Series 2020-1 Class A-1 Notes” has the meaning set forth in “Designation” in the Series 2020-1 Supplement.

“Series 2020-1 Class A-1 Notes Amortization Event” means the circumstance in which the Outstanding Principal Amount of the Series 2020-1 Class A-1 Notes is not paid in full or otherwise refinanced in full on or prior to the Series 2020-1 Anticipated Repayment Date. For purposes of the Base Indenture, a “Series 2020-1 Class A-1 Notes Amortization Event” shall be deemed to be a “Class A-1 Notes Amortization Event”.

“Series 2020-1 Class A-1 Notes Amortization Period” means the period commencing on the date on which a Series 2020-1 Class A-1 Notes Amortization Event occurs and ending on the date on which there are no Series 2020-1 Class A-1 Notes Outstanding. For purposes of the Base Indenture, a “Series 2020-1 Class A-1 Notes Amortization Period” shall be deemed to be a “Class A-1 Notes Amortization Period”.

“Series 2020-1 Class A-1 Notes Maximum Principal Amount” means $100,000,000, as such amount may be reduced pursuant to Section 2.05 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Series 2020-1 Class A-1 Outstanding Principal Amount” means, when used with respect to any date, an amount equal to (a) the Series 2020-1 Class A-1 Initial Advance Principal Amount, if any, minus (b) the amount of principal payments (whether pursuant to a Decrease, a prepayment, a redemption or otherwise) made on the Series 2020-1 Class A-1 Notes on or prior to such date plus (c) any Increases in the Series 2020-1 Class A-1 Outstanding Principal Amount pursuant to Section 2.1 of the Series 2020-1 Supplement resulting from Series 2020-1 Class A-1 Advances made on or prior to such date and after the Series 2020-1 Closing Date; provided that at no time may the Series 2020-1 Class A-1 Outstanding Principal Amount exceed the Series 2020-1 Class A-1 Notes Maximum Principal Amount. For purposes of the Base Indenture, the “Series 2020-1 Class A-1 Outstanding Principal Amount” shall be deemed to be an “Outstanding Principal Amount”.

“Series 2020-1 Class A-1 Post-ARD Contingent Interest Amount” means, for any Interest Accrual Period commencing on or after the Series 2020-1 Class A-1 Notes Anticipated Repayment Date, an amount equal to the sum of the aggregate of the Daily Post-ARD Contingent Interest Amounts for each day in such Interest Accrual Period. For purposes of the Base Indenture, Series 2020-1 Class A-1 Post-ARD Contingent Interest Amount shall be deemed to be a “Senior Notes Quarterly Post-ARD Contingent Interest Amount”.

“Series 2020-1 Class A-1 Post-ARD Contingent Interest Rate” has the meaning set forth in Section 3.4(c) of the Series 2020-1 Supplement.

“Series 2020-1 Class A-1 VFN Fee Letter” means the Fee Letter, dated as of the Series 2020-1 Closing Date, by and among the Master Issuer, the Guarantors, the Manager, the Conduit Investors, the Committed Note Purchasers, the Funding Agents, and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time pursuant to the terms thereof.

“Series 2020-1 Closing Date” means June 17, 2020. For purposes of the Base Indenture, the Series 2020-1 Closing Date shall be deemed the “Series Closing Date” with respect to the Series 2020-1 Notes.

“Series 2020-1 Distribution Account” means, the Series 2020-1 Class A-1 Distribution Account. For purposes of the Base Indenture, the Series 2020-1 Distribution Account shall be deemed to be a “Series Distribution Account”.

“Series 2020-1 Final Payment” means the payment of all accrued and unpaid interest on and principal of all Outstanding Series 2020-1 Notes, the payment of all fees and expenses and other amounts then due and payable under the Series 2020-1 Class A-1 Note Purchase Agreement and the termination in full of all Series 2020-1 Class A-1 Commitments.

“Series 2020-1 Final Payment Date” means the date on which the Series 2020-1 Final Payment is made.

“Series 2020-1 Ineligible Account” has the meaning set forth in Section 3.11 of the Series 2020-1 Supplement.

“Series 2020-1 Legal Final Maturity Date” means the Quarterly Payment Date occurring in June 2050. For purposes of the Base Indenture, the “Series 2020-1 Legal Final Maturity Date” shall be deemed to be a “Series Legal Final Maturity Date”.

“Series 2020-1 Noteholders” means, the Series 2020-1 Class A-1 Noteholders.

“Series 2020-1 Notes” has the meaning set forth in “Designation” in the Series 2020-1 Supplement.

“Series 2020-1 Outstanding Principal Amount” means, with respect to any date, the Series 2020-1 Class A-1 Outstanding Principal Amount.

“Series 2020-1 Prepayment” means a prepayment in respect of the Series 2020-1 Notes pursuant to Section 3.6(d) and (j).

“Series 2020-1 Prepayment Amount” means the aggregate principal amount of the Series 2020-1 Notes to be prepaid on any Series 2020-1 Prepayment Date, together with all accrued and unpaid interest thereon to such date.

“Series 2020-1 Prepayment Date” means the date on which any prepayment on the Series 2020-1 Class A-1 Notes is made pursuant to Section 3.6(d)(i), Section 3.6(d)(ii) or Section 3.6(j) of this Series Supplement.

“Series 2020-1 Securities Intermediary” has the meaning set forth in Section 3.9(a) of the Series 2020-1 Supplement.

“Series 2020-1 Senior Notes” means, the Series 2020-1 Class A-1 Notes.

“Series 2020-1 Senior Notes Quarterly Interest Amount” means, with respect to each Quarterly Payment Date, the aggregate amount of Senior Notes Accrued Quarterly Interest Amounts with respect to the related Quarterly Collection Period (assuming that each of the Senior Notes Accrued Quarterly Interest Shortfall (Class A-1) and the Class A-1 Interim Interest Adjustment Amount for each applicable Weekly Allocation Date were equal to zero) net of any allocated but unpaid negative Class A-1 Final Interest Adjustment Amount with respect to the related Interest Accrual Period. For purposes of the Base Indenture, the “Series 2020-1 Senior Notes Quarterly Interest Amount” shall be deemed to be a “Senior Notes Quarterly Interest Amount”.

“Series 2020-1 Supplement” means the Series 2020-1 Supplement, dated as of the Series 2020-1 Closing Date by and among the Master Issuer, the Trustee and the Series 2020-1 Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Series 2020-1 Supplemental Definitions List” has the meaning set forth in Article I of the Series 2020-1 Supplement.

“STAMP” has the meaning set forth in Section 4.3(a) of the Series 2020-1 Supplement.

“Undrawn Commitment Fees” has the meaning set forth in Section 3.02 of the Series 2020-1 Class A-1 Note Purchase Agreement.

“Voluntary Decrease” has the meaning set forth in Section 2.2(b) of the Series 2020-1 Supplement.

“Weekly Accrual Percentage” means 10.0%.

Execution Version

EXHIBIT A

FORM OF SERIES 2020-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

THE ISSUANCE AND SALE OF THIS SERIES 2020-1 CLASS A-1 NOTE (THIS “NOTE”) HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER RELEVANT JURISDICTION. THIS NOTE AND ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO PERSONS WHO ARE NOT COMPETITORS (AS DEFINED IN THE INDENTURE), UNLESS THE MASTER ISSUER GIVES WRITTEN CONSENT TO SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER, AND IN ACCORDANCE WITH THE PROVISIONS OF THE CLASS A-1 NOTE PURCHASE AGREEMENT, DATED AS OF JUNE 17, 2020 BY AND AMONG THE MASTER ISSUER, WENDY’S INTERNATIONAL, LLC, AS THE MANAGER, THE GUARANTORS, THE CONDUIT INVESTORS, THE COMMITTED NOTE PURCHASERS, THE FUNDING AGENTS AND COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, AS L/C PROVIDER, SWINGLINE LENDER AND ADMINISTRATIVE AGENT.

THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN AND SUBJECT TO INCREASES AND DECREASES AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.

REGISTERED

No. R-                                                                                                                                                             up to $[        ]

SEE REVERSE FOR CERTAIN CONDITIONS

WENDY’S FUNDING, LLC

SERIES 2020-1 VARIABLE FUNDING SENIOR NOTE, CLASS A-1

WENDY’S FUNDING, LLC, a limited liability company formed under the laws of the State of Delaware (herein referred to as the “Master Issuer”), for value received, hereby promises to pay to [                    ] or registered assigns, up to the principal sum of [                    ] DOLLARS ($[        ]) or such lesser amount as shall equal the portion of the Series 2020-1 Class A-1 Outstanding Principal Amount evidenced by this Note as provided in the Indenture and the Series 2020-1 Class A-1 Note Purchase Agreement. Payments of principal shall be payable in the amounts and at the times set forth in the Indenture described herein; provided, however, that the entire unpaid principal amount of this Note shall be due on the Quarterly Payment Date occurring in June 2050 (the “Series 2020-1 Legal Final Maturity Date”). Pursuant to the Series 2020-1 Class A-1 Note Purchase Agreement and the Series 2020-1 Supplement, the principal amount of this Note may be subject to Increases or Decreases on any Business Day during the Series 2020-1 Class A-1 Commitment Term, and principal with respect to the Series 2020-1 Class A-1 Notes may be paid earlier than the Series 2020-1 Legal Final Maturity Date as described in the Indenture. The Master Issuer will pay interest on this Series 2020-1 Class A-1 Note (this “Note”) at the Series 2020-1 Class A-1 Note Rate for each Interest Accrual Period in accordance with the terms of the Indenture. Such amounts due on this Note will be payable in arrears on each Quarterly Payment Date, which will be on the 15th day (or, if such date is not a Business Day, the next succeeding Business Day) of each March, June, September and December, commencing on September 15, 2020 (each, a “Quarterly Payment Date”). Such amounts due on this Note will accrue for each Quarterly Payment Date with respect to (i) initially, the period from and including the Closing Date to but excluding the first day of the first Quarterly Fiscal Period and (ii) thereafter, the period commencing on and including the first day of a Quarterly Fiscal Period and ending on but excluding the first day of the immediately following Quarterly Fiscal Period (each, an “Interest Accrual Period”). Such amounts due on this Note (and interest on any defaulted payments of amounts due on this Note at the same rate) will be computed in accordance with the Indenture. In addition, under the circumstances set forth in the Indenture, the Master Issuer shall also pay contingent interest on this Note at the Series 2020-1 Class A-1 Post-ARD Contingent Interest Rate, and such contingent interest shall be computed and shall be payable in the amounts and at the times set forth in the Indenture. In addition to and not in limitation of the foregoing and the provisions of the Indenture and the Series 2020-1 Class A-1 Note Purchase Agreement, the Master Issuer further agrees to pay to the holder of this Note such holder’s portion of the other fees, costs and expense reimbursements, indemnification amounts and other amounts, if any, due and payable in accordance with the Indenture and the Series 2020-1 Class A-1 Note Purchase Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof, which shall be attached hereto and made a part hereof, the date and amount of each Increase and Decrease with respect thereto and the Series 2020-1 Class A-1 Note Rate applicable thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Master Issuer in respect of the Series 2020-1 Class A-1 Outstanding Principal Amount.

The amounts due on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Master Issuer with respect to this Note shall be applied as provided in the Indenture.

This Note is subject to mandatory and optional prepayment as set forth in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Master Issuer and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Citibank Agency & Trust – Wendy’s Funding, LLC. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Indenture. In the event of any inconsistency between the provisions of this Note and the Indenture, the provisions of the Indenture shall govern.

Subject to the next following paragraph, the Master Issuer hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened prior to the creation of this Note and to constitute it as the valid obligation of the Master Issuer enforceable in accordance with its terms, have been done and performed and have happened in due compliance with all applicable laws and in accordance with the terms of the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Master Issuer has caused this instrument to be signed by its Authorized Officer.

Date:

WENDY’S FUNDING, LLC, as Master Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Series 2020-1 Class A-1 Notes issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Series 2020-1 Class A-1 Notes of the Master Issuer designated as its Series 2020-1 Variable Funding Senior Notes, Class A-1 (herein called the “Series 2020-1 Class A-1 Notes”) all issued under (i) the Base Indenture, dated as of June 1, 2015 (such Base Indenture, as amended, supplemented or modified, is herein called the “Base Indenture”), between the Master Issuer and Citibank, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture) and as securities intermediary, and (ii) a Series 2020-1 Supplement to the Base Indenture, dated as of June 17, 2020 (the “Series 2020-1 Supplement”), among the Master Issuer, the Trustee, and Citibank, N.A., as series 2020-1 securities intermediary. The Base Indenture and the Series 2020-1 Supplement are referred to herein as the “Indenture”. The Series 2020-1 Class A-1 Notes are subject to all terms of the Indenture. All terms used in this Note that are defined in the Indenture, as supplemented, modified or amended, shall have the meanings assigned to them in or pursuant to the Indenture, as so supplemented, modified or amended.

The Series 2020-1 Class A-1 Notes are and will be secured by the Collateral pledged as security therefor as provided in the Indenture.

As provided for in the Indenture, the Series 2020-1 Class A-1 Notes may be prepaid, in whole or in part, at the option of the Master Issuer. In addition, the Series 2020-1 Class A-1 Notes are subject to mandatory payments as provided for in the Indenture. As described above, the entire unpaid principal amount of this Note shall be due and payable on the Series 2020-1 Legal Final Maturity Date. Subject to the terms and conditions of the Series 2020-1 Class A-1 Note Purchase Agreement, all payments of principal of the Series 2020-1 Class A-1 Notes will be made pro rata to the holders of Series 2020-1 Class A-1 Notes entitled thereto based on the amounts due to such holders.

Amounts due on this Note which are payable on a Quarterly Payment Date or on any date on which payments are permitted to be made as provided for in the Indenture shall be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the applicable Record Date or Prepayment Record Date, as the case may be.

Interest and contingent interest, if any, will each accrue on the Series 2020-1 Class A-1 Notes at the rates set forth in the Indenture. The interest and contingent interest, if any, will be computed on the basis set forth in the Indenture. Amounts payable on the Series 2020-1 Class A-1 Notes on each Quarterly Payment Date will be calculated as set forth in the Indenture.

Payments of amounts due on this Note are subordinated to the payment of certain other amounts in accordance with the Priority of Payments.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture.

Unless otherwise specified in the Series 2020-1 Supplement, on each Quarterly Payment Date, the Paying Agent shall pay to the Series 2020-1 Class A-1 Noteholders of record on the preceding Record Date the amounts payable thereto (i) by wire transfer in immediately available funds released by the Paying Agent from the Series 2020-1 Class A-1 Distribution Account no later than 12:30 p.m. (Eastern time) if a Series 2020-1 Class A-1 Noteholder has provided to the Paying Agent and the Trustee wiring instructions at least five (5) Business Days prior to the applicable Quarterly Payment Date or (ii) by check mailed first-class postage prepaid to such Series 2020-1 Class A-1 Noteholder at the address for such Series 2020-1 Class A-1 Noteholder appearing in the Note Register if such Series 2020-1 Class A-1 Noteholder has not provided wire instructions pursuant to clause (i) above; provided, however, that the final principal payment due on a Series 2020-1 Class A-1 Note shall only be paid upon due presentment and surrender (or deregistering, in the case of the Uncertificated Notes) of such Series 2020-1 Class A-1 Note for cancellation in accordance with the provisions of the Series 2020-1 Class A-1 Note at the applicable Corporate Trust Office.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Master Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee, the Master Issuer and the Registrar duly executed by, the Series 2020-1 Class A-1 Noteholder hereof or his or her attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and accompanied by such other documents as the Trustee and the Registrar may require and as may be required by the Series 2020-1 Supplement, and thereupon one or more new Series 2020-1 Class A-1 Notes of authorized denominations in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Series 2020-1 Class A-1 Noteholder, by acceptance of a Series 2020-1 Class A-1 Note, covenants and agrees that by accepting the benefits of the Indenture that prior to the date that is one (1) year and one (1) day after the payment in full of the latest maturing note issued under the Indenture, such Series 2020-1 Class A-1 Noteholder will not institute against, or join with any other Person in instituting against, any Securitization Entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing herein shall constitute a waiver of any right to indemnification, reimbursement or other payment from the Securitization Entities pursuant to the Indenture or any other Related Document.

It is the intent of the Master Issuer that the Series 2020-1 Class A-1 Notes will qualify under applicable tax law as Indebtedness of the Master Issuer or, if the Master Issuer is treated as a division of another entity for federal income tax purposes, such other entity. Each Series 2020-1 Class A-1 Noteholder, by the acceptance of this Note, agrees to treat this Note (or beneficial interests herein) for all purposes of United States federal, state, local and foreign income or franchise Taxes and any other Tax imposed on or measured by income, as Indebtedness of the Master Issuer or, if the Master Issuer is treated as a division of another entity for federal income tax purposes, such other entity.

The Indenture permits certain amendments to be made thereto without the consent of the Control Party, the Controlling Class Representative or any Series 2020-1 Class A-1 Noteholders, provided that certain conditions precedent are satisfied. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Master Issuer and the rights of the Series 2020-1 Class A-1 Noteholders under the Indenture at any time by the Master Issuer with the consent of the Control Party (acting at the direction of the Controlling Class Representative) and without the consent of any Series 2020-1 Class A-1 Noteholders. The Indenture also contains provisions permitting the Control Party (acting at the direction of the Controlling Class Representative) to waive compliance by the Master Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences without the consent of any Series 2020-1 Class A-1 Noteholders. Any such consent or waiver of this Note (or any one or more predecessor Notes) shall be conclusive and binding upon such Series 2020-1 Class A-1 Noteholder and upon all future Series 2020-1 Class A-1 Noteholders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Each purchaser or transferee of this Note (or any interest herein) shall be deemed to represent and warrant that either (i) it is not acquiring or holding this Note (or any interest herein) for or on behalf of, or with the assets of, a Plan or a governmental, church, non-U.S. or other plan which is subject to any Similar Law or (ii) its acquisition, holding and disposition of this Note (or any interest herein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any Similar Law.

The term “Master Issuer” as used in this Note includes any successor and assign to the Master Issuer under the Indenture.

The Series 2020-1 Class A-1 Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.

This Note and the Indenture shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to conflicts of law principles and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Master Issuer, which is absolute and unconditional, to pay the amounts due on this Note at the times, place and rate, and in the coin or currency herein prescribed.

[Remainder of page intentionally left blank]

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints                     , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

By:	[1]

Signature Guaranteed:

[1]	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note, without alteration, enlargement or any change whatsoever.

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2020-1 Class A- 1 Note Rate	Interest Accrual Period (if applicable)	Notation Made By

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFERS

OF SERIES 2020-1 CLASS A-1 NOTES

Citibank, N.A., as Trustee

480 Washington Boulevard 30th Floor

Jersey City, NJ 07310

Attention: Securities Window – Wendy’s Funding LLC

Re:	Wendy’s Funding, LLC Series 2020-1 Variable Funding Senior Notes, Class A-1 (the “Notes”)

Reference is hereby made to (i) the Base Indenture, dated as of June 1, 2015 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”), between Wendy’s Funding, LLC, as master issuer (the “Master Issuer”), and Citibank, N.A., as trustee (the “Trustee”) and as securities intermediary, (ii) the Series 2020-1 Supplement to the Base Indenture, dated as of June 17, 2020 (the “Series 2020-1 Supplement” and, together with the Base Indenture, the “Indenture”), among the Master Issuer, the Trustee and Citibank, N.A., as series 2020-1 securities intermediary and (iii) that Series 2020-1 Class A-1 Note Purchase Agreement, dated as of June 17, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Series 2020-1 Class A-1 Note Purchase Agreement”), by and among the Master Issuer, Wendy’s International, LLC (the “Manager”), the guarantors, the conduit investors, the committed note purchasers, the funding agents and Coöperatieve Rabobank U.A., New York Branch, as L/C provider, swingline lender and Administrative Agent. Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture or the Series 2020-1 Class A- 1 Note Purchase Agreement, as applicable.

This certificate relates to U.S. $[            ] aggregate principal amount of Notes registered in the name of [                    ] [name of transferor] (the “Transferor”), who wishes to effect the transfer of such Notes in exchange for an equivalent principal amount of Notes of the same Class in the name of [                    ] [name of transferee] (the “Transferee”).

In connection with such request, and in respect of such Notes, the Transferee does hereby certify that either (A) it is the Master Issuer or an Affiliate of the Master Issuer or (B) such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and the Series 2020-1 Class A-1 Note Purchase Agreement, (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”), and the applicable securities laws of any state of the United States and any other jurisdiction and in accordance with the Indenture and any applicable securities laws of any state of the United States or any other jurisdiction and (iii) to a Person who is not a Competitor.

In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Master Issuer, the Registrar and the Trustee that either it is the Master Issuer or an Affiliate of the Master Issuer, or:

1.      the Transferee has had an opportunity to discuss the Master Issuer’s and the Manager’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with the Master Issuer and the Manager and their respective representatives;

2.      the Transferee is a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2020-1 Class A-1 Notes;

3.      the Transferee is purchasing the Series 2020-1 Class A-1 Notes for its own account, or for the account of one or more “qualified institutional buyers” within the meaning of Rule 144A under the 1933 Act that meet the criteria described in paragraph (2) above and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution in violation of the 1933 Act, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control, and neither it nor its Affiliates has engaged in any general solicitation or general advertising within the meaning of the 1933 Act, or the rules and regulations promulgated thereunder, with respect to the Series 2020-1 Class A-1 Notes;

4.      the Transferee understands that (i) the Series 2020-1 Class A-1 Notes have not been and will not be registered or qualified under the 1933 Act or any applicable state securities laws or the securities laws of any other jurisdiction and are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available and an opinion of counsel on the foregoing shall have been delivered in advance to the Master Issuer, (ii) the Master Issuer is not required to register the Series 2020-1 Class A-1 Notes under the 1933 Act or any applicable state securities laws or the securities laws of any state of the United States or any other jurisdiction, (iii) any transferee must meet the criteria described in paragraph (2) above and (iv) any transfer must comply with the provisions of Section 2.8 of the Base Indenture, Section 4.3 of the Series 2020-1 Supplement and Section 9.03 or 9.17, as applicable, of the Series 2020-1 Class A-1 Note Purchase Agreement;

5.      the Transferee will comply with the requirements of paragraph (4) above in connection with any transfer by it of the Series 2020-1 Class A-1 Notes;

6.      the Transferee understands that the Series 2020-1 Class A-1 Notes will bear the legend set out in the applicable form of Series 2020-1 Class A-1 Notes attached to the Series 2020-1 Supplement and be subject to the restrictions on transfer described in such legend;

7.      the Transferee will obtain for the benefit of the Master Issuer from any purchaser of the Series 2020-1 Class A-1 Notes substantially the same representations and warranties contained in the foregoing paragraphs;

8.      the Transferee is not a Competitor;

9.      either (i) the Transferee is not acquiring or holding the Series 2020-1 Notes (or any interest therein) for or on behalf of, or with the assets of, a Plan or a governmental, church, non-U.S. or other plan which is subject to any Similar Law or (ii) the Transferee’s acquisition, holding and disposition of the Series 2020-1 Notes (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or, in the case of a governmental, church, non-U.S. or other plan, a non-exempt violation under any Similar Law;

10.      If such Transferee is a Plan, or a fiduciary purchasing the Notes on behalf of a Plan, (a “Plan Fiduciary”), such Transferee or Plan Fiduciary, as applicable, represents that none of the Manager, the Master Issuer, the Securitization Entities, the Initial Purchasers, the Trustee, or any of their respective Affiliates (the “Transaction Parties”) has provided or will provide advice with respect to the acquisition of such Notes by the Plan; and

11.      the Transferee is:

☐ (check if applicable) a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) and a properly completed and signed Internal Revenue Service (“IRS”) Form W-9 (or applicable successor form) is attached hereto; or

☐ (check if applicable) not a “United States person” within the meaning of Section 7701(a)(30) of the Code and a properly completed and signed IRS Form W-8 (or applicable successor form) is attached hereto.

The representations made pursuant to the preceding paragraphs shall be deemed to be made on each day from the date the Transferee acquires any interest in any Series 2020-1 Note through and including the date on which such Transferee disposes of its interest in the applicable Series 2020-1 Note. The Transferee agrees to provide prompt written notice to the Master Issuer, the Registrar and the Trustee of any change of the status of the Transferee that would cause it to breach the representations made in the preceding paragraphs. The Transferee further agrees to indemnify and hold harmless the Master Issuer, the Registrar, the Trustee and the initial purchasers and their respective affiliates from any cost, damage or loss incurred by them as a result of the inaccuracy or breach of the foregoing representations, warranties and agreements. Any purported transfer of the applicable Series 2020-1 Notes (or interests therein) that does not comply with the requirements of this paragraph and the preceding paragraphs shall be null and void ab initio.

The Transferee understands that the Master Issuer, the Trustee, the Registrar and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and are irrevocably authorized to produce this certificate or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, and the Transferee hereby consents and agrees to such reliance and authorization.

[Name of Transferee]

By:
Name
Title:

Dated:                 ,

Taxpayer Identification Number:	Address for Notices:
Wire Instructions for Payments:
Bank:
Address:
Bank ABA #:	Tel:
Account No.:	Fax:
FAO:	Attn.:
Attention:

Registered Name (if Nominee):

cc:    Wendy’s Funding, LLC

[Address]

Attention: [insert]

Facsimile: [insert]

EXHIBIT C

FORM OF QUARTERLY NOTEHOLDERS’ REPORT

[ATTACHED]

C-1

EXHIBIT D

FORM OF VOLUNTARY DECREASE WENDY’S FUNDING LLC

SERIES 2020-1 VARIABLE FUNDING SENIOR NOTES, CLASS A-1

TO: Citibank, N.A., as Trustee

CC: Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent

Ladies and Gentlemen:

Reference is made to (a) that certain Series 2020-1 Class A-1 Note Purchase Agreement, dated as of June 17, 2020 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Series 2020-1 Class A-1 Note Purchase Agreement”), by and among the Wendy’s Funding LLC, Wendy’s International, LLC, the guarantors, the conduit investors, the committed note purchasers, the funding agents and Coöperatieve Rabobank U.A., New York Branch, as L/C provider, swingline lender and Administrative Agent (in such capacity, the “Administrative Agent”) and (b) that certain Series 2020-1 Supplement, dated as of June 17, 2020 (the “Series 2020-1 Supplement”) to the Base Indenture, dated as of June 1, 2015 (the “Base Indenture”), by and between Wendy’s Funding LLC and the Trustee. Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under or as provided in the Series 2020-1 Supplement.

The undersigned hereby gives the Trustee and the Administrative Agent notice of a Voluntary Decrease and directs that the following amounts be paid on [                    ] (the “Voluntary Decrease Date”).1

Principal: $

Interest: $

Breakage Amount (if any): $

In furtherance of the above, the Trustee is hereby directed to transfer such amounts from the Collection Account to the Series 2020-1 Class A-1 Distribution Account not later than 10:00 a.m. (New York City time) on the Voluntary Decrease Date and to distribute such amounts to [                    ] at account number [                ].

For the avoidance of doubt, this repayment is a repayment and is not a permanent reduction in the Series 2020-1 Class A-1 Notes Maximum Principal Amount.

1 In the case of Eurodollar Advances or CP Advances, notice to be provided no later than 12:00 p.m. (Eastern time) at least three (3) Business Days prior to the Voluntary Decrease Date. In the case of Base Rate Advances, notice to be provided no later than 12:00 p.m. (Eastern time) at least one (1) Business Day prior to the Voluntary Decrease Date.

D-1

The undersigned has executed and delivered this payment direction on the      day of            ,         .

Wendy’s Funding LLC, as Master Issuer

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF CONFIRMATION OF REGISTRATION OF UNCERTIFICATED NOTES

Date: [                    ]

[Holder’s Name and Address]

Re:         Series 2020-1 Variable Funding Senior Notes, Class A-1 (the “Notes”)

Reference is hereby made to (i) that certain Base Indenture, dated as of June 1, 2015, by and between Wendy’s Funding LLC, a Delaware limited liability company (the “Issuer”) and Citibank, N.A., as trustee and as securities intermediary (as amended by the First Supplement to Base Indenture, dated as of February 10, 2017, the Second Supplement to Base Indenture, dated as of January 17, 2018, the Third Supplement to Base Indenture, dated as of February 4, 2019, the Fourth Supplement to Base Indenture, dated as of June 26, 2019 and the Fifth Supplement to Base Indenture, dated as of June 17, 2020, the “Base Indenture”) and (ii) that certain Series 2020-1 Supplement, dated as of June 17, 2020 (the “Series 2020-1 Supplement”; the Base Indenture, as supplemented by the Series 2020-1 Supplement, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings assigned to them pursuant to the Indenture.

Pursuant to Section 4.1(e) of the Series 2020-1 Supplement, the undersigned hereby confirms that the Registrar has registered the aggregate principal amount of the Notes specified below, in the name specified below, in the Note Register. This Confirmation of Registration of Uncertificated Notes is provided for informational purposes only; ownership of each uncertificated Series 2020-1 Class A-1 Note shall be determined conclusively by the Note Register. To the extent of any conflict between this Confirmation of Registration of Uncertificated Notes and the Note Register, the Note Register shall control. This is not a security certificate or evidence of ownership.

Series 2020-1 Class A-1 Note (uncertificated)

Maximum Principal Amount: U.S. [                ]

Registered Name: [                ]

E-1

CITIBANK, N.A., as Trustee

By:
Authorized Signatory

E-2